UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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GARDENBURGER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GARDENBURGER, INC.

15615 Alton Parkway, Suite 350

Irvine, California 92618

March 14, 2005

Dear Shareholders:

Our Annual Meeting of Shareholders will be held on Thursday, April 14, 2005, at 10:00 a.m. Pacific Standard Time, at the DoubleTree Hotel, 90 Pacifica Avenue, Irvine, California 92618.  You are invited to attend to give us an opportunity to meet you personally, to allow us to introduce to you the key management of Gardenburger and our Directors, and to answer questions you may have.

The formal Notice of Meeting, the Proxy Statement, the proxy card and a copy of the Annual Report on Form 10-K describing our operations for the fiscal year ended September 30, 2004 are enclosed.

I hope that you will be able to attend the meeting in person.  Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly.  A prepaid return envelope is provided for this purpose.  Your shares will be voted at the meeting in accordance with your proxy.

If you have shares in more than one name, or if your shares are registered in more than one way, you may receive multiple copies of the proxy materials.  If so, please sign and return each proxy card you receive so that all of your shares may be voted.  I look forward to seeing you at the Annual Meeting.

Yours for Better Health,

GARDENBURGER, INC.

/s/ Scott C. Wallace
Scott C. Wallace
Chairman, President and Chief Executive Officer

GARDENBURGER, INC.

15615 Alton Parkway, Suite 350

Irvine, California 92618

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 14, 2005

To the Shareholders of Gardenburger, Inc.:

The Annual Meeting of Shareholders of Gardenburger, Inc., an Oregon corporation, will be held on Thursday, April 14, 2005, at 10:00 a.m. Pacific Standard Time, at the DoubleTree Hotel, 90 Pacifica Avenue, Irvine, California 92618.  The purposes of the Annual Meeting will be:

1.                 To elect six directors to serve until the next Annual Meeting of Shareholders;

2.                 To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm; and

3.                 To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on February 28, 2005, as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.  Only holders of record of our common stock or preferred stock at the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournment thereof.

All shareholders are cordially invited to attend the Annual Meeting.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, WHICH YOU MAY REVOKE AT ANY TIME PRIOR TO ITS USE.  A prepaid, self-addressed envelope is enclosed for your convenience.  Your shares will be voted at the meeting in accordance with your proxy.  If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors:

/s/ Scott C. Wallace
SCOTT C. WALLACE
Chairman, President and Chief Executive Officer

Irvine, California

March 14, 2005

GARDENBURGER, INC.

15615 Alton Parkway

Irvine, California 92618

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held On April 14, 2005

Solicitation and Revocation of Proxies

This Proxy Statement and the accompanying Annual Report on Form 10-K, the Notice of Annual Meeting and proxy card are being furnished to the shareholders of Gardenburger, Inc., an Oregon corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held Thursday, April 14, 2005, at 10:00 a.m. Pacific Standard Time, at the DoubleTree Hotel, 90 Pacifica Avenue, Irvine, California 92618, and any adjournment thereof.  The solicitation of proxies by mail may be followed by personal solicitation by telephone, facsimile or in person, of certain shareholders by our officers or regular employees without additional compensation for such services. All expenses associated with this solicitation will be borne by Gardenburger.  In addition, we may choose to use the services of an independent proxy solicitation firm to assist with the solicitation of proxies at an estimated cost of $6,000.

The two persons named as proxies on the enclosed proxy card, Scott C. Wallace and Robert T. Trebing, Jr., were designated by the Board of Directors.  All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and, where a choice has been specified by the shareholder as provided in the proxy card, each proxy will be voted in accordance with the specification so made.  Proxies submitted without specification will be voted, in accordance with the recommendation of the Board of Directors, FOR the election of each of the nominees for Director proposed by the Board of Directors and FOR the ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm.

A proxy may be revoked by a shareholder prior to its exercise by written notice to the Secretary of Gardenburger, by submission of another proxy bearing a later date or by voting in person at the Annual Meeting.  Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Secretary.

These proxy materials and our 2004 Annual Report on Form 10-K are first being mailed on or about March 14, 2005 to shareholders of record of our common stock and preferred stock on February 28, 2005. The address of our principal executive office, as well as our mailing address, is 15615 Alton Parkway, Suite 350, Irvine, California 92618.

Voting at the Meeting

In accordance with our bylaws, the stock transfer records were compiled on February 28, 2005, the record date set by the Board of Directors for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.  On that date, there were 9,002,101 shares of common stock, 552,500 shares of Series C convertible preferred stock (“Series C Shares”) and 97,500 shares of Series D convertible preferred stock (“Series D Shares”) outstanding and entitled to vote.

Holders of common stock outstanding on the record date are entitled to one vote per share on all matters presented for consideration by shareholders at the Annual Meeting.  Holders of preferred stock outstanding on the record date are entitled to five votes per share on all matters.  Thus, holders of Series C Shares may cast a total of 2,762,500 votes and holders of Series D Shares may cast a total of 487,500 votes.

Holders of the Series C Shares are entitled to elect two Directors voting as a separate voting group.  As of October 4, 2004, Kyle A. Anderson and Kevin M. Reilly, the two Directors designated by the holders of the Series C Shares, resigned from the Board of Directors.  The holders of the Series C Shares have the right to fill the vacancies left by these two Directors.  These vacancies have not been filled by the holders of the Series C Shares.

The presence, in person or by proxy duly authorized, of the holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting and any adjournment or postponement thereof. The shares that are voted by proxy “FOR” or “WITHHELD” from a director nominee are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to the election of Directors.  If a quorum is present at the Annual Meeting: i) the six persons nominated for election as Directors who receive the greatest number of votes cast in person or by proxy for the election of Directors by the shares entitled to vote thereon will be elected Directors; and ii) Proposal No. 2 to ratify the appointment of Haskell & White LLP as our independent registered public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.  There is no right of cumulative voting for Directors.

Abstention from voting or nonvoting by brokers will have no effect on the election of Directors or the ratification of our independent registered public accounting firm.  Broker non-votes (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has expressly not voted.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, holders of shares of common stock, Series C Shares and Series D Shares, voting together, will vote to elect six Directors to our Board of Directors.

Directors are elected on an annual basis. Each elected Director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified.

Nominees for Director to be Elected by Holders of Common Stock and Preferred Stock

The names and certain information concerning the persons to be nominated by the Board of Directors for election at the Annual Meeting are set forth below.  The Board of Directors recommends voting FOR the election of each of the nominees named below.  Shares represented by proxies will be voted for the election to the Board of Directors of the persons named below unless authority to vote for a particular Director or Directors has been withheld in the proxy.  All nominees have consented to serve as Directors for the ensuing year.

We have no reason to believe that any of the nominees will be unable to serve as a Director.  In the event of the death or unavailability of any nominee or nominees, proxy holders will have discretionary authority under the proxy to vote for a suitable substitute nominee as the Board of Directors may recommend.  Proxies may not be voted for more than six nominees.

The Board of Directors has nominated the persons named in the following table for election as Directors:

Name	Position	Age	Director Since
Charles E. Bergeron (1), (2)	Director	59	2003
Alexander P. Coleman (1), (2)	Director	38	1998
Barry E. Krantz (2), (3)	Director	60	2004
Richard L. Mazer (1), (2)	Director	59	1998
Scott C. Wallace (3)	President, Chief Executive Officer and Chairman of the Board	49	2001
Paul F. Wenner (3)	Founder and Director	57	1985

(1)          Member of the Audit Committee.

(2)          Member of the Executive Personnel and Compensation Committee.

(3)          Member of the Nominating and Governance Committee.

Each of these nominees is presently serving on our Board of Directors.  There are no family relationships among our executive officers and Directors.

Charles E. Bergeron has been Managing Director of Fuller Trident Group – Oregon, a regional investment banking firm, located in Portland, Oregon, since April 2003.  He was Chief Financial Officer of Epitope, Inc. (predecessor to OraSure Technologies, Inc.), a developer, manufacturer and marketer of oral specimen collection devices and diagnostic products, from January 1998 to December 2000 and Interim President from October 1999 to February 2000. He had previously served as Chief Financial Officer of Epitope Medical Products, a wholly-owned subsidiary of Epitope, Inc., from September 1997 to January 1998.  Mr. Bergeron joined Epitope, Inc. in August 1993 as President and Chief Executive Officer of Agrimax Floral Products, Inc., then a wholly-owned subsidiary of Epitope, Inc.  From 1978 to 1992, Mr. Bergeron was Senior Vice President, Finance of Freightliner Corporation, a Portland, Oregon, truck manufacturer. He holds a B.S. degree in management engineering and an M.S. degree in management science from Rensselaer Polytechnic Institute and an M.B.A. degree from Columbia University.

Alexander P. Coleman is a Managing Partner of Annex Capital Management LLC (“Annex”), a private equity firm specializing in the acquisition of direct equity, mezzanine and distressed senior debt portfolios in the secondary market.  From 1996 to 2004, Mr. Coleman was a Managing Investment Partner for Dresdner Kleinwort Capital LLC, the North American direct investment group of Dresdner Bank AG.  Prior to that, Mr. Coleman was with Citibank NA, including Citicorp Venture Capital.  Mr. Coleman was designated as a nominee for election as a Director pursuant to the agreement between Gardenburger and Dresdner Kleinwort Benson Private Equity Partners LP (“Dresdner”) under which Dresdner acquired $15,000,000 principal amount of a Convertible Senior Subordinated Note issued by Gardenburger in March 1998.  Mr. Coleman received an M.B.A. from the University of Cambridge and a B.A. in Economics from the University of Vermont.  Of the other companies for which Mr. Coleman serves as a Director, those which have publicly registered securities include: KMC Telecom, Inc., and Remy, Inc.

Barry E. Krantz has served as a Director of Gardenburger since July 2004. From August 1995 to present, Mr. Krantz has been self-employed serving on the Board of Directors of and/or consulting with several of the major restaurant chains in the United States and internationally. Mr. Krantz has spent more than 20 years in various executive positions within the foodservice industry. From January 1994 to August 1995, Mr. Krantz served as President and Chief Operating Officer of Family Restaurants, Inc., a $1.2 billion company that owned and operated the El Torito, Chi-Chi’s, Reuben’s, Charley Brown’s, Coco’s, Carrows and jojos chains. From March 1993 to January 1994, Mr. Krantz served as the Chief Operating Officer for Restaurant Enterprises Group, and served as President of its Family Restaurant Division from January 1989 to January 1994. From January 1979 to January 1987, Mr. Krantz was the Senior Vice President of Marketing and Concept Development for Denny’s Restaurants. Mr. Krantz received a B.A. degree from the University of Pennsylvania and an M.B.A. from the Stanford University Graduate School of Business. Before starting a career in the food service industry, Mr. Krantz held a variety of product management positions at General Foods Corporation and senior account management positions at several major advertising agencies. Mr. Krantz is also on the Board of Directors of Worldwide Restaurant Concepts, Inc. and Fresh Choice, Inc.

Richard L. Mazer is the President and Chief Operating Officer of Ventura Foods, LLC, a food processor, where he has worked since December 1997.  Mr. Mazer has been involved in the food industry for more than 20 years, including through his strategic and financial consulting company, The Mazer Group, from 1992 to 1997.  Mr. Mazer received B.S. degrees in Economics and Management from Massachusetts Institute of Technology.

Scott C. Wallace joined Gardenburger as President and Chief Executive Officer on January 15, 2001.  Mr. Wallace also became Chairman of the Board in May 2002.  Prior to joining Gardenburger, Mr. Wallace served in various positions at Mauna Loa Macadamia Nut Corporation (“Mauna Loa”) since 1994, including President and Chief Executive Officer beginning in 1999, President and Chief Operating Officer from 1998 to 1999, and as President – North America Division prior to that.  Before accepting a position at Mauna Loa, Mr. Wallace held a management position at E.J. Brach Corporation, a candy producer, for six years, and sales positions at Eastman Kodak Company, a manufacturer of camera equipment, and Procter and Gamble, a consumer products company.  Mr. Wallace received a B.S. in Economics from San Francisco State University.

Paul F. Wenner founded Gardenburger in 1985 as a sole proprietorship and acted as its Vice President from the date of its incorporation until December 1989, when he became President, Chief Executive Officer and Chairman of the Board.  From 1994 to May 2004, Mr. Wenner was our Chief Creative Officer, providing advice regarding new product development and assisting with marketing efforts.  Mr. Wenner relinquished his duties as President in 1994 and as Chairman of the Board in 1995 and as Chief Creative Officer in 2004.  From 1980 through 1984, he owned and operated the Garden House Restaurant and Gourmet Cooking School, where he developed the Gardenburger® veggie patty.  The school was affiliated with Mt. Hood Community College’s evening educational curriculum.  Mr. Wenner received two Associate of Arts degrees from Mt. Hood Community College.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors held seven meetings during the fiscal year ended September 30, 2004.  The Board of Directors has three standing committees: a Finance and Audit Committee, an Executive Personnel and Compensation Committee and a Nominating and Governance Committee. In addition, during a portion of fiscal 2004, the Board of Directors maintained a Recapitalization Committee. No Director attended fewer than 75 percent of the total of the Board meetings and the meetings held by all committees of the Board of Directors on which he served during the fiscal year ended September 30, 2004.

The Board of Directors does not currently have a policy with regard to attendance of Directors at our annual meeting of shareholders.  However, four of the seven people who were Directors at the time, attended our 2004 Annual Meeting of Shareholders.

Finance and Audit Committee During fiscal 2004, the Finance and Audit Committee (the “Audit Committee”) was composed of Mr. Bergeron (Committee Chair), Mr. Coleman and Mr. Mazer. Mr. Bergeron qualifies as an independent director under Nasdaq Stock Market corporate governance listing standards.  Mr. Coleman is not an independent director as defined under the Nasdaq Stock Market corporate governance listing standards due to his position with Annex Capital Management LLC, an affiliate of Annex Holdings I LP, which is the holder of Gardenburger’s subordinated debt. In addition, Mr. Mazer is not an independent director as defined under the Nasdaq Stock Market corporate governance listing standards due to his position with Ventura Foods, LLC, which provided goods to Gardenburger totaling $668,000 in fiscal 2004. The Board of Directors has determined that, despite the relationships between Gardenburger and Annex Holdings I LP and Ventura Foods, LLC, given Mr. Coleman’s and Mr. Mazer’s respective expertise and abilities, it is in our best interests and the interests of our shareholders that Mr. Coleman and Mr. Mazer participate as members of the Audit Committee. The Audit Committee reviews our financial and operational activities and seeks to ensure that such activities are performed in accordance with all internal and external auditing and accounting requirements. It also evaluates our relationship with our outside auditors and major financing initiatives proposed by management. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors on April 18, 2000, a copy of which was attached as Appendix C to our Proxy Statement for our 2004 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on February 11, 2004. The Audit Committee held four meetings in the fiscal year ended September 30, 2004.

Executive Personnel and Compensation Committee  Until July 1, 2004, the Executive Personnel and Compensation Committee (the “Compensation Committee”) was composed of Mr. Bergeron, Mr. Coleman (Committee Chair), Mr. Mazer and Kevin M. Reilly (a former director), each an outside Director. Effective July 1, 2004, Mr. Reilly was removed from the Compensation Committee and Mr. Krantz, also an outside Director, was added.  In addition, effective July 1, 2004, Mr. Mazer became the Committee Chair.  The Compensation Committee is responsible for designing and administering our executive and all other employee compensation plans, including our stock-based plans, providing oversight of other compensation matters, establishing officer salaries and bonuses, monitoring the performance and outside activities of officers, and overseeing succession planning. The Compensation Committee held one meeting in the fiscal year ended September 30, 2004.

Nominating and Governance Committee During fiscal 2004, the Nominating and Governance Committee (the “Nominating Committee”) was composed of Timothy J. Burke (Committee Chair), a former director who resigned his position on December 4, 2003, Mr. Wallace and Mr. Wenner until December 2003.  In December 2003, the Nominating Committee was reconstituted to include Mr. Wallace (Committee Chair), Kyle A. Anderson, a former director, Mr. Coleman and Mr. Mazer as members.  In March 2004, Mr. Anderson was removed from the Nominating Committee and Mr. Reilly was added.  In July 2004, the Nominating Committee was again reconstituted and currently includes Mr. Krantz (Chairman), Mr. Wallace and Mr. Wenner. The Nominating Committee is responsible for performing the Board of Directors’ annual self evaluation, monitoring director performance, locating potential candidates to fill vacancies on the Board of Directors, and selecting the nominees to stand for election to the Board of Directors at each annual meeting of shareholders. The Nominating Committee did not hold any meetings in the fiscal year ended September 30, 2004.  Mr. Krantz is “independent” as defined in the Exchange Act and the Nasdaq Stock Market corporate governance listing standards. Each of Messrs. Wallace and Wenner do not qualify as independent Directors as defined in the Exchange Act and the Nasdaq Stock Market corporate governance listing standards.

Recapitalization Committee In October 2003, a Recapitalization Committee was formed to evaluate strategic alternatives regarding recapitalization of Gardenburger or extension of the maturity dates of our senior and subordinated indebtedness. The Recapitalization Committee, which was dissolved effective December 31, 2003, consisted of Messrs. Bergeron, Mazer, Wallace and Wenner.

ADDITIONAL INFORMATION REGARDING DIRECTORS

Director Nominations The charter governing operation of the Nominating Committee, which was adopted in 1998, can be obtained by writing to us at Gardenburger, Inc., 15615 Alton Parkway, Suite 350, Irvine, California 92618, Attention Investor Relations.  A copy of the Nominating Committee Charter was also attached as Appendix B to our Proxy Statement for our 2004 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on February 11, 2004.

The Nominating Committee does not consider nominees recommended by shareholders. Nominees for election at the 2005 Annual Meeting of Shareholders are all currently Directors.  Mr. Wenner was a founder of our company. One of our nominees is designated for election by Annex Holdings I LP under the terms of our subordinated debt and our other nominees were originally recommended to our Board of Directors by various sources, including our outside Directors, advisors and other referral sources.

Qualifications of Directors Qualifications required of individuals for consideration as a nominee to the Board of Directors will vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors at the time of any vacancy. However, minimum qualifications include high levels of leadership experience in business, substantial knowledge about issues faced by publicly traded companies, experience in positions demonstrating expertise, including on other boards of directors, and availability and demonstrated commitment.  We seek a board that possesses the background, skills, expertise, and commitment necessary to make a significant contribution to our company. The Nominating Committee will evaluate potential nominees by reviewing qualifications, considering references, conducting interviews, and reviewing such other information as committee members may deem relevant.  We do not employ consultants to help us identify or screen prospective directors. Once the Nominating Committee has favorably evaluated a candidate, the candidate is referred to the full Board of Directors for review.  The Board of Directors ultimately makes all nominations for directors to be considered and voted upon at our annual meetings.

Director Nominations by Shareholders Our bylaws provide that nominations for election to the Board of Directors may be made only by the Board of Directors or committee of the Board of Directors, or by any shareholder of record entitled to vote in the election of Directors at the meeting.  A shareholder who wishes to make a nomination must give written notice, by personal delivery or mail, to the Secretary of Gardenburger.  In the case of an annual meeting of shareholders, the notice must be received at our principal executive office at the address specified above not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting.  In the case of our 2006 Annual Meeting, this notice must be received by us no later than February 13, 2006.

To be effective, the notice must set forth all information required by Section 3.3 of our bylaws, including, without limitation, the name, age, business address and residence address of each person being nominated, the principal occupation, or employment of such person, the class and number of shares of capital stock beneficially owned by the person, and all other information relating to such person that is or would be required to be disclosed in a solicitation of proxies pursuant to the rules and regulations under the Securities Exchange Act of 1934. In addition, certain information must be provided about the shareholder or shareholder group making a nomination, as detailed in Section 3.3 of our bylaws.  Finally, a shareholder or shareholder group making a nomination must comply with all applicable requirements of the Exchange Act, including providing a nominee’s consent to being named in a proxy statement and to serve as a director if elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders may send correspondence to our Board of Directors or to any individual director at the following address: Gardenburger, Inc., Board of Directors, 15615 Alton Parkway, Suite 350, Irvine, California 92618.

Your communications should indicate that you are a Gardenburger shareholder.  Depending on the subject matter, we will either forward the communication to the Director or Directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.  Correspondence marked confidential will not be opened prior to forwarding to the Board of Directors or any individual Director.

AUDIT COMMITTEE FINANCIAL EXPERT

As required by the Sarbanes-Oxley Act of 2002, our Board of Directors has determined that one member of our Audit Committee, Charles E. Bergeron, has the qualifications to be an “audit committee financial expert” as defined in the SEC’s rules and regulations and also meets the standards of independence adopted by the SEC for membership on an audit committee.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference therein.

In discharging its responsibilities, the Audit Committee and its individual members have met with management and our independent registered public accountants, BDO Seidman LLP, to review and discuss Gardenburger’s accounting functions, the audit process and the audited financial statements for the fiscal year ended September 30, 2004.  The Audit Committee discussed and reviewed with the independent registered public accountants all matters that the independent registered public accountants were required to communicate and discuss with the Audit Committee under applicable auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, regarding communications with audit committees. Audit Committee members also discussed and reviewed the results of the independent registered public accountants’ audit of the financial statements, the quality and adequacy of our internal controls, and issues relating to auditor independence. The Audit Committee has obtained a formal written statement relating to independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence.

Based on its review and discussions with management and our independent registered public accountants, the Audit Committee recommended to the Board of Directors that the audited Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Charles E. Bergeron (Committee Chair)	Richard L. Mazer
Alexander P. Coleman

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 25, 2005, certain information furnished to us with respect to beneficial ownership of our common stock and preferred stock by (i) each Director and Director nominee, (ii) the “named executive officers” (as defined under “Executive Compensation”), (iii) all persons known by us to be beneficial owners of 5% or more of our outstanding common stock or preferred stock, and (iv) all executive officers and Directors as a group. Unless otherwise indicated below, the address of each person listed below is 15615 Alton Parkway, Suite 350, Irvine, California 92618.

	Amount and Nature of Beneficial Ownership (A)
Name and Address of Beneficial Owner	Shares of Common Stock (B)	Percentage of Class	Shares of Preferred Stock	Percentage of Class
Annex Capital Management LLC (C) 1301 Avenue of the Americas New York, New York 10019-6163	2,287,835	20.3%	—	—

Alexander P. Coleman (C)	2,307,335	20.4%	—	—

Gruber & McBaine Capital Management LLC (D) 50 Osgood Place, Penthouse San Francisco, California 94133	1,659,185	18.2%	15,000	2.3%

Rosewood Capital III, L.P. (E) One Maritime Plaza, Suite 1330 San Francisco, California 94111	1,459,238	14.0%	206,000	31.7%

Paul F. Wenner	1,344,180	13.5%	—	—

Farallon Partners, L.L.C. (F) One Maritime Plaza, Suite 1325 San Francisco, California 94111	1,012,233	10.1%	142,000	21.8%

Farallon Capital Management, L.L.C. (F) One Maritime Plaza, Suite 1325 San Francisco, California 94111	370,552	4.0%	52,000	8.0%

MidOcean Capital Investors, L.P. (G) 320 Park Avenue, 17th Floor New York, New York 10022	710,868	7.3%	100,000	15.4%

James W. Linford (H)	269,834	2.9%	—	—

Scott C. Wallace (I)	156,244	1.7%	—	—

Richard L. Mazer	62,500	*	—	—

Robert T. Trebing, Jr.	—	—	—	—

Charles E. Bergeron	—	—	—	—

Barry E. Krantz	—	—	—	—

All current executive officers and Directors as a group (8 persons) (J)	4,140,093	32.7%	—	—

*Less than one percent

(A)

Applicable percentage of ownership is based on 9,002,101 shares of common stock and 650,000 shares of preferred stock outstanding as of February 25, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”), and is based on voting and investment power with respect to shares. Shares of common stock subject to options, warrants or other convertible securities that are exercisable currently or within 60 days after February 25, 2005 are deemed outstanding for purposes of computing the percentage ownership of the person or group holding such options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, to the best of our knowledge, each of the persons named above has sole voting and investment power with respect to all shares shown as being beneficially owned by them.

(B)	Includes shares of common stock subject to options exercisable within 60 days after February 25, 2005 as follows:

Name	Number of Options
Mr. Wenner	953,000
Mr. Linford	207,420
Mr. Wallace	150,000
Mr. Coleman	19,500
Mr. Mazer	50,500

All current executive officers and Directors as a group	1,380,420

(C)

Includes 1,729,854 shares of common stock that Annex has the right to acquire upon conversion of the Convertible Notes. The conversion price was $9.78 as of December 31, 2004. Also includes warrants to purchase 557,981 shares of our common stock. Mr. Coleman is an Authorized Person and Managing Investment Partner for Annex. Mr. Coleman disclaims beneficial ownership of all shares owned by Annex.

(D)

Gruber & McBaine Capital Management, LLC (“GMCM”), has shared voting and dispositive power with respect to 1,503,685 shares of common stock. Jon D. Gruber and J. Patterson McBaine are the managers of GMCM, an investment adviser, and Thomas O. Lloyd-Butler is a member of GMCM. Mr. Gruber has sole voting and dispositive power as to 116,850 shares of common stock and Mr. McBaine has sole voting and dispositive power as to 155,500 shares of common stock. Also includes 15,000 shares of preferred stock (convertible into 93,754 shares of common stock) which GMCM and its affiliates either own or with respect to which they have voting or dispositive power and warrants to purchase 12,877 shares of common stock issued to GMCM and its affiliates.

(E)	Includes 1,287,552 shares of common stock issuable upon conversion of 206,000 shares of preferred stock and warrants to purchase 171,686 shares of common stock.
(F)

Each of the entities affiliated with Farallon Partners, L.L.C. (“FPLLC”) and the accounts managed by Farallon Capital Management, L.L.C. (“FCMLLC”), a registered investment adviser (together such entities and accounts, “Farallon”), that acquired shares of preferred stock holds such securities directly in its own name. In addition, two of such entities own an aggregate of 3,700 shares of common stock. FPLLC, as the general partner of certain of such entities, and FCMLLC, pursuant to investment management agreements, each may, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), be deemed to own beneficially the shares held by such entities and accounts, as well as the shares of common stock into which the shares of preferred stock are convertible. Each of FCMLLC and FPLLC, and each managing member thereof, disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The 142,000 and 52,000 shares of preferred stock owned by FPLLC and FCMLLC, respectively, are convertible into 887,536 and 325,013 shares of common stock, respectively. Also includes warrants to purchase 121,897 shares of common stock held by FPLLC and warrants for 44,639 shares of common stock held by FCMLLC. The following people have shared voting and dispositive power with respect to the Farallon shares as managing members of FPLLC and FCMLLC: Joseph F. Downes, Enrique H. Boilini, David I. Cohen, Chun R. Ding, William F. Duhamel, Charles E. Ellwein, Richard B. Fried, Monica R. Landry, William F. Mellin, Stephen L. Millham, Rajiv A. Patel, Derek Schrier, Thomas F. Steyer and Mark C. Wehrly.

(G)

Includes 100,000 shares of preferred stock, which are currently convertible into 625,025 shares of common stock and warrants to purchase 85,843 shares of common stock held by MidOcean Capital Investors, L.P. Ultramar Capital, Ltd., MidOcean Capital Partners, L.P, Existing Fund GP, Ltd., MidOcean Partners, LP and MidOcean Associates, SPC may all be deemed to be beneficial owners of the shares as a result of their direct or indirect control relationship with MidOcean Capital Investors, L.P. MidOcean Capital Partners, L.P. is the general partner of MidOcean Capital Investors, L.P. Existing Fund GP, Ltd. is the general partner of MidOcean Capital Partners, L.P. MidOcean Partners, LP is the sole owner of Existing Fund GP, Ltd. and MidOcean Associates, SPC is the general partner of MidOcean Partners, LP. J. Edward Virtue may be deemed the beneficial owner of the shares because he indirectly controls the securities, but disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(H)	Includes 51,414 shares held in Mr. Linford’s 401(k) Plan account.
(I)	Includes 6,244 shares held in Mr. Wallace’s 401(k) Plan account.
(J)	Included in the shares of common stock are the shares beneficially owned by Annex.

CODE OF ETHICS

We adopted a Code of Ethics that applies to all of our employees, including our principal executive officer and our principal financial and accounting officer.  We have filed a copy of our Code of Ethics as Exhibit 14 to our Annual Report on Form 10-K for our fiscal year ended September 30, 2003. We will provide, free of charge to any person, a copy of our Code of Ethics.  Requests should be sent to:  Secretary, Gardenburger, Inc., 15615 Alton Parkway, Suite 350, Irvine, California 92618.

EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold, and the year in which they began serving in their respective capacities. Our executive officers are elected by the Board of Directors annually to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Company	Officer Since
Scott C. Wallace	49	Chief Executive Officer, President and Chairman of the Board	2001

James W. Linford	58	Senior Vice President and Chief Operating Officer	1997

Robert T. Trebing, Jr.	55	Senior Vice President and Chief Financial Officer	2003

For biographical information for Scott C. Wallace, see “Election of Directors” above.

James W. Linford joined Gardenburger in March 1997 as Vice President of Supply Chain, responsible for our manufacturing operations and logistics.  Upon the resignation of our Chief Executive Officer in August 2000 and until Mr. Wallace joined Gardenburger in January 2001, Mr. Linford served as Interim President and Chief Executive Officer.  In January 2001, Mr. Linford was named Senior Vice President and Chief Operating Officer.  He was Vice President and General Manager of CH2M Hill Food Group from 1995 to 1997, Director of Manufacturing for Ocean Spray Cranberries from 1993 to 1995 and General Manager of Operations for Ore-Ida Foods, a division of the Heinz Company, from 1987 to 1993.  Mr. Linford also serves on the Board of Directors of Portland Brewing Company.

Robert T. Trebing, Jr., C.P.A. (inactive status) joined Gardenburger in November 2003 as Senior Vice President and Chief Financial Officer.  Prior to joining Gardenburger, Mr. Trebing served as Executive Vice President and Chief Financial Officer of Prandium, Inc., a company engaged in the operation of restaurants in the full-service and fast-casual segments, since April 1997.  From December 2002 to February 2003, Mr. Trebing also served as the Acting President and Chief Executive Officer of Prandium, Inc.  He also served as President of Chi-Chi’s, Inc., Koo Koo Roo, Inc. and The Hamlet Group, Inc., all restaurant chains and wholly-owned subsidiaries of Prandium, Inc., since December 30, 2002.  Mr. Trebing served in various other positions at Prandium, Inc., since its founding in 1986.  Mr. Trebing received a B.A. from California State University at Fullerton and an M.B.A. from the University of Southern California.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information for the fiscal years indicated concerning compensation earned by our Chief Executive Officer and our other executive officers whose salary and bonus during fiscal 2004 exceeded $100,000 (collectively referred to as the “named executive officers”).

				Long Term Compensation Awards
Name and Principal Position	Fiscal Year			Securities Underlying Options (#)	All Other Compen - sation (B)
		Annual Compensation
		Salary (A)	Bonus
Scott C. Wallace	2004	$283,800	$68,640	—	$6,964
Chief Executive Officer,	2003	270,092	—	—	5,858
President and Chairman of the Board	2002	252,923	15,000	—	6,856

James W. Linford	2004	209,423	45,630	—	5,519
Senior Vice President and	2003	199,500	—	—	4,745
Chief Operating Officer	2002	183,673	—	—	3,330

Robert T. Trebing, Jr. (C)	2004	203,231	40,000	—	6,550
Senior Vice President	2003	—	—	—	—
and Chief Financial Officer	2002	—	—	—	—

(A)           Amounts shown include cash compensation earned in each respective year, including amounts deferred at the election of the named executive officer pursuant to our 401(k) Plan.

(B)             Amounts included in this column for fiscal 2004 are as follows:

Name	401(k) Matching	Life Insurance Premiums
Mr. Wallace	$5,289	$1,675
Mr. Linford	4,614	905
Mr. Trebing	4,865	1,685

(C)             Mr. Trebing’s employment with Gardenburger began in November 2003.

Stock Options Granted

There were no stock options granted to the named executive officers during fiscal 2004.

Option Exercises and Holdings

The following table provides information concerning unexercised options held at September 30, 2004 with respect to the named executive officers.  No named executive officers exercised any options during fiscal 2004.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options At September 30, 2004 (#)		Value of Unexercised In-The-Money Options At September 30, 2004 (A)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Scott C. Wallace	112,500	37,500	$—	$—
James W. Linford	207,420	40,000	—	—
Robert T. Trebing, Jr.	—	—	—	—

(A)           Based on the market price of the underlying securities at September 30, 2004, $0.16 per share.

DIRECTOR COMPENSATION

During fiscal 2004, four non-employee Directors, Messrs. Bergeron, Kesselman, Mazer and Wenner, received fees for their participation on our Board of Directors and Committees.  Mr. Bergeron received a total of $28,000, Mr. Mazer received a total of $20,000, Mr. Kesselman, who resigned from the Board of Directors in December 2003, received a total of $7,000 and Mr. Wenner, who became a non-employee director in May 2004, received a total of $3,000. No other directors received compensation for their participation on the Board of Directors.  All non-employee Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors.

We also have a licensing agreement with Mr. Wenner, which expires in May 2009.  Pursuant to the agreement, Mr. Wenner grants to us an exclusive, royalty-free, worldwide license to make use of, copy, reproduce, modify, adapt, distribute, transmit, broadcast, display, exhibit, project and otherwise exploit certain of Mr. Wenner’s property.  In exchange, we pay Mr. Wenner $75,000 per annum.  The agreement also provides that, during the term of the agreement, Mr. Wenner shall make, at dates and times reasonably agreed to by each of Mr. Wenner and us, certain personal appearances for which Mr. Wenner shall be compensated at the rate of $500 per day, plus all reasonable and necessary expenses (including coach air travel, hotel accommodations and meal expenses) incurred by Mr. Wenner in connection with such personal appearances.  Mr. Wenner received approximately $29,000 pursuant to this agreement in fiscal 2004.

EMPLOYMENT, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Scott C. Wallace

Gardenburger entered into an agreement with Scott C. Wallace dated February 24, 2004 regarding the terms of his employment as President and Chief Executive Officer of Gardenburger. Pursuant to the agreement, Mr. Wallace’s base salary is currently $286,000 per year and is subject to annual review by the Compensation Committee and subject to adjustment by the Board of Directors in its sole discretion.  Mr. Wallace is also entitled to participate in our 401(k) plan, stock incentive plan and health and welfare benefit programs made available to other officers and to four weeks’ paid vacation annually.

Mr. Wallace will be entitled to severance equal to one year’s base salary payable over 12 months and continuation of all health and welfare benefits for one year in the event of involuntary termination other than for cause or due to death or disability.  As used in Mr. Wallace’s employment agreement, “cause” means (1) any fraud or dishonesty by Mr. Wallace involving Gardenburger, (2) willful misconduct or gross negligence in connection with performance of his duties, (3) his conviction for committing a felony, (4) the commission by Mr. Wallace of any act in direct competition with or materially detrimental to the best interests of Gardenburger, or (5) willful and continued failure by Mr. Wallace to substantially perform his duties after delivery of a written demand specifying the duties which have not been substantially performed.

The agreement provides for a special bonus payable upon the completion of a sale of Gardenburger.  The special bonus will be equal to one percent (1%) of the sale price up to $100 million and two percent (2%) of the portion, if any, of the sale price in excess of $100 million.  Mr. Wallace has the right, in his sole discretion, to waive receipt of any portion of the special bonus if, and to the extent that, he determines that a reduction in the special bonus would give him an income tax benefit.

The agreement also provides that if Mr. Wallace’s employment is terminated for other than cause following a change in control, or if he terminates his employment for “good reason,” he shall be paid an amount equal to his annual base salary currently in effect, or, if higher, his annual base salary as in effect prior to any reduction within twelve months preceding termination, payable as a lump sum.  He shall also receive continuation of all health and welfare benefits for a twelve-month period following termination.

“Good reason” means the undertaking of any of the following without Mr. Wallace’s consent:  (i) relocation of his place of employment more than 25 miles from the location he is currently performing his duties; (ii) the reduction by more than 10% of his base compensation not related to a reduction in the salaries of all executive officers of Gardenburger; (iii) the significant change or reduction of his duties that results in any diminution or adverse change of his position, status or circumstances; or (iv) providing Mr. Wallace continues his employment with Gardenburger through the 90-day period following the change in control, any termination by Mr. Wallace of his position with Gardenburger or its successor that is effective on or within the 30 days following expiration of a 90-day period following the change in control for any reason or for no reason will constitute “good reason.”  For this purpose, if Mr. Wallace is terminated by Gardenburger without cause before the change in control and such termination is in connection with the change in control, Mr. Wallace will be deemed to have continued his employment through the change in control date.

The agreement contains a three-year non-compete clause following termination.

James W. Linford

Gardenburger entered into an employment agreement with Mr. Linford dated February 26, 2004.  Pursuant to the agreement, Mr. Linford’s current base salary is $211,000 per year and is subject to annual review by the Compensation Committee and subject to adjustment by the Board of Directors in its sole discretion.  Mr. Linford is also entitled to participate in our 401(k) plan, stock incentive plan and health and welfare benefit programs made available to other officers and to four weeks’ paid vacation annually.

Mr. Linford will be entitled to severance equal to one year’s base salary payable over 12 months and continuation of all health and welfare benefits for one year in the event of involuntary termination other than for cause (as defined above) or due to death or disability.

The agreement provides for a special bonus payable upon the completion of a sale of Gardenburger.  The special bonus will be equal to one quarter of one percent (0.25%) of the sale price up to $100 million and one half of one percent (0.5%) of the portion, if any, of the sale price in excess of $100 million.

The agreement also provides that if Mr. Linford’s employment is terminated for other than cause following a change in control, or if he terminates his employment for “good reason,” (as defined above) he shall be paid an amount equal to his annual base salary currently in effect, or, if higher, his annual base salary as in effect prior to any reduction within twelve months preceding termination, payable as a lump sum.  He shall also receive continuation of all health and welfare benefits for a twelve-month period following termination.

The agreement contains a three-year non-compete clause following termination.

Robert T. Trebing, Jr.

Gardenburger entered into an employment agreement with Mr. Trebing dated February 26, 2004.  Pursuant to the agreement, Mr. Trebing’s base salary is currently $204,000 per year and is subject to annual review by the Compensation Committee and subject to adjustment by the Board of Directors in its sole discretion.  Mr. Trebing is also entitled to participate in our 401(k) plan, stock incentive plan and health and welfare benefit programs made available to other officers and to four weeks’ paid vacation annually.

Mr. Trebing will be entitled to severance equal to one year’s base salary payable over 12 months and continuation of all health and welfare benefits for one year in the event of involuntary termination other than for cause (as defined above) or due to death or disability.

The agreement provides for a special bonus payable upon the completion of a sale of Gardenburger.  The special bonus will be equal to one quarter of one percent (0.25%) of the sale price.

The agreement also provides that if Mr. Trebing’s employment is terminated for other than cause following a change in control, or if he terminates his employment for “good reason,” (as defined above) he shall be paid an amount equal to his annual base salary currently in effect, or, if higher, his annual base salary as in effect prior to any reduction within twelve months preceding termination, payable as a lump sum.  He shall also receive continuation of all health and welfare benefits for a twelve-month period following termination.

The agreement contains a three-year non-compete clause following termination.

Retention Agreements

Gardenburger entered into Retention Agreements with each of Mr. Wallace, Mr. Linford and Mr. Trebing on January 27, 2005.  The Retention Agreements provide incentive for each of the executive officers to continue to be employed by Gardenburger, Inc. through and following a change in control or going private transaction.  The agreements provide for payment of a retention bonus on the earlier of (1) the date of a change of control, (2) the date of a going private transaction or (3) the second anniversary of the effective date of the agreement.  If a change in control or going private transaction occurs during the first eighteen months following the effective date of the agreement, the executive officer receives a lump sum payment equal to twelve months of base salary.  If a change in control or going private transaction occurs after the eighteen month anniversary of the agreement or if the executive officer remains continuously employed by Gardenburger, Inc. through the second anniversary of the effective date of the agreement, the executive officer receives a lump sum payment equal to sixteen months of base salary.  These retention bonuses are subject to certain conditions set forth in the agreements.

Vesting of Options

Certain options granted to the named executive officers contain provisions that such options will immediately become exercisable as to shares not previously vested upon (i) termination of employment as a result of the optionee’s death or disability or (ii) termination of employment without cause or for good reason following a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2004, Directors who served on the Compensation Committee included Messrs. Bergeron, Coleman, Krantz and Mazer.  None of these individuals is, or has been in the past, an officer or employee of Gardenburger.

RELATED PARTY TRANSACTIONS

Mr. Mazer is President and Chief Operating Officer of Ventura Foods, LLC.  We purchased barbecue sauce from Ventura Foods totaling $668,000 in fiscal 2004.  We believe that the price paid to Ventura Foods is fair in comparison with prices that would be paid to an independent third party for similar barbecue sauce.

Mr. Coleman is Managing Partner of Annex Capital Management LLC, an affiliate of Annex Holdings I LP, to which we are indebted in the principal amount of approximately $16.9 million plus accrued but unpaid interest related to this debt.  This debt currently bears interest at the annual rate of 15%.

We also have a licensing agreement with Mr. Wenner, which is described under the heading “Director Compensation” above.

COMPENSATION COMMITTEE REPORT

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Board of Directors approves all of the policies under which compensation is paid or awarded to our executive officers. The Board of Directors is responsible for reviewing executive officer compensation in accordance with policies approved by the Board of Directors. Executive officers who serve on the Board of Directors do not participate in decisions concerning their own compensation. Awards to executive officers under our stock incentive plans are made by the Compensation Committee.

Compensation Philosophy and Policies

Our philosophy is to structure executive officer compensation so that it will attract, motivate and retain senior management by providing an opportunity for competitive compensation based on Gardenburger’s performance. Executive officer compensation includes market-competitive base salaries, performance-based bonuses, 401(k) contributions and long-term stock-based incentive opportunities in the form of options exercisable to purchase our common stock.  Section 162(m) of the Internal Revenue Code places a limit on the amount of compensation that may be deducted in any year with respect to each of our named executive officers.  It is the policy of the Board of Directors that, to the extent possible, compensation will be structured so that the federal income tax deduction limitations will not be exceeded.

Base Salaries

In setting the fiscal 2004 salaries for the named executive officers, we reviewed information for companies of comparable size and industry classification.  Base salaries are targeted to be in the 50th to 75th percentile of the comparison companies.  Based on this target, Mr. Wallace’s 2004 base salary level was $275,000 until March 1, 2004 and, at that point, was increased to $286,000.

Performance-Based Bonuses

The named executive officers received bonuses based on fiscal 2004 performance pursuant to the 2004 Annual Senior Executive Bonus Plan.  Bonuses were paid quarterly based on achieving 100% of planned earnings before interest, taxes, depreciation and amortization (“EBITDA”).  Planned EBITDA was met at the 100% level in the first, second and third quarters of fiscal 2004.  EBITDA targets were not met in the fourth quarter of fiscal 2004.  Maximum bonus levels were 50% of base salary for Mr. Wallace, 45% for Mr. Linford and 40% for Mr. Trebing.  Based on the achievements in the first, second and third quarters of fiscal 2004, Mr. Wallace received a bonus totaling 25% of his beginning of the year base salary, Mr. Linford received 22.5% and Mr. Trebing received 20%.

Capital Accumulation/Retirement Plans

We offer our employees the opportunity to participate in a defined contribution retirement (401(k)) plan designed to allow employees, including executive officers, to accumulate retirement funds.  The first two percent of each employee’s compensation contributed to the plan is eligible for a pro-rata matching contribution.

Stock Option Awards

Our 2001 Stock Incentive Plan provides for the issuance of stock options to officers and employees to purchase shares of our common stock. Options are granted at an exercise price equal to 100% of the fair market value of our common stock on the date of grant.  There were no stock options granted to the named executive officers in fiscal 2004.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Richard L. Mazer (Chair)	Charles E. Bergeron
Alexander P. Coleman	Barry E. Krantz

STOCK PERFORMANCE GRAPH

The SEC requires that public companies include in their proxy statements a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) Gardenburger, (b) a broad-based equity market index and (c) an industry-specific index.  The broad-based market index used is the Nasdaq Stock Market Total Return Index - U.S. and the industry-specific index used is the Standard & Poor’s 400 Packaged Foods and Meats Index. The comparison reflected in the graph or table is not intended to forecast the future performance of our common stock and may not be indicative of such future performance.

	Base Period	Indexed Returns Year Ending
Company/Index	9/30/99	9/30/00	9/30/01	9/30/02	9/30/03	9/30/04
Gardenburger, Inc.	$100.00	$45.16	$4.90	$10.71	$3.48	$2.06
Nasdaq U.S.	100.00	133.05	54.36	42.83	65.24	69.31
S&P Packaged Foods and Meats	100.00	93.49	117.98	131.03	152.31	162.82

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has elected to engage Haskell & White LLP, independent registered public accountants, to audit our consolidated financial statements for the fiscal year ending September 30, 2005, and recommends that shareholders vote “FOR” ratification of such appointment.

Although ratification by shareholders is not a prerequisite to the ability of the Audit Committee to select Haskell & White LLP as our independent registered public accounting firm, we believe such ratification to be desirable.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

The Board of Directors recommends voting FOR the ratification of the appointment of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2005.

Effective June 25, 2004, based on a recommendation of the Audit Committee of our Board of Directors, we dismissed our independent registered public accountants, KPMG LLP.  KPMG LLP’s reports on our financial statements for the past two fiscal years ended September 30, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended September 30, 2003 and during the subsequent interim period through the date of dismissal, June 25, 2004, there were not any disagreements between us and KPMG LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

Also effective June 25, 2004, based upon a recommendation of the Audit Committee of our Board of Directors, we engaged the firm of BDO Seidman, LLP to be our independent registered public accountants. We did not consult BDO Seidman, LLP prior to June 25, 2004 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

Effective February 22, 2005, based on a recommendation of the Audit Committee of our Board of Directors, we dismissed our independent registered public accountants, BDO Seidman, LLP.  BDO Seidman, LLP’s report on our financial statements for the past fiscal year ended September 30, 2004 contained a modified opinion as to uncertainty about our ability to continue as a going concern. Other than such opinion, BDO Seidman, LLP’s report on our financial statements for the fiscal year ended September 30, 2004 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended September 30, 2004 and during the subsequent interim period through the date of dismissal, February 22, 2005, there were not any disagreements between us and BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

Effective February 24, 2005, based upon a recommendation of the Audit Committee of our Board of Directors, we engaged the firm of Haskell & White LLP to be our independent registered public accountants. We did not consult Haskell & White LLP prior to February 24, 2005 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

During the course of their audit of our financial statements for the year ended September 30, 2004, BDO Seidman, LLP advised management and the Audit Committee of the Board of Directors that they had identified certain material weaknesses in internal control. The Audit Committee has discussed corrective actions and future plans with BDO Seidman, LLP, and we are in the process of undertaking steps to remedy these material weaknesses. We have authorized BDO Seidman, LLP to respond fully to the inquiries of Haskell & White LLP concerning these material weaknesses.

A representative from Haskell & White LLP is expected to be present at our Annual Meeting of Shareholders in order to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The following fees were paid to BDO Seidman, LLP related to fiscal 2004 and to KPMG LLP related to fiscal 2003:

	2004	% approved by Audit Committee	2003	% approved by Audit Committee
Audit Fees	$340,000	100%	$129,000	100%
Audit Related Fees	—	—	—	—
Tax Fees (A)	580	100%	77,000	100%
All Other Fees (B)	11,452	100%	19,000	100%
	$352,032		$225,000

(A)           Consists of corporate tax compliance assistance and other tax consulting, which is customarily provided by a company’s independent registered public accountant.

(B)             Consists of fees for the audit of our employee benefit plan and other miscellaneous consulting services.

Pre-Approval Policies

Prior to retaining Haskell & White LLP to provide services, we discuss the services with the Chairman of the Audit Committee. The Chairman then reviews the request and, if the Chairman determines it necessary, he discusses the potential services with the other Audit Committee members. The decision is then communicated to the Board of Directors and, if approved, it is formally approved at the next Audit Committee meeting.

MANAGEMENT TRANSACTIONS

The Board of Directors has adopted a policy that any transactions between Gardenburger and its officers, Directors, employees and affiliates will be on terms no less favorable than can be obtained from unaffiliated parties.  Any such transactions will be subject to the approval of a majority of the disinterested members of the Board of Directors.  For a description of transactions involving officers and Directors during fiscal 2004, see “Related Party Transactions” above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers and persons who own more than 10% of the outstanding shares of our common stock (“10% shareholders”), to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock and other equity securities. To the best of our knowledge, based solely on review of the copies of such reports furnished to us or otherwise in our files and on written representations from our Directors and executive officers, our officers, Directors and 10% shareholders complied with all applicable Section 16(a) filing requirements during fiscal 2004 except that Mr. Krantz, a Director, failed to timely file a Form 3, Initial Statement of Beneficial Ownership of Securities.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to have a proposal included in our proxy materials for our 2006 Annual Meeting must deliver the proposal to our principal executive office no later than November 14, 2005 (120 days prior to the anniversary of the mailing date of this Proxy Statement). Any such proposal must meet the informational and other requirements set forth in the SEC’s rules and regulations in order to be eligible for inclusion in the proxy materials for that meeting.

Our bylaws also provide that a shareholder may not present a matter for action at a meeting (other than matters included in the notice of the meeting) unless the shareholder has delivered written notice thereof to the Secretary not less than 60 days and not more than 90 days prior to the first anniversary of the preceding year’s annual meeting.  In the case of our 2006 Annual Meeting, this notice must be received by us no later than February 13, 2006.  The notice must include the information listed in the bylaw provision.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters that may come before this meeting.  It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters do properly come before the meeting.

Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to complete, date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

WE WILL PROVIDE, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY BENEFICIAL OWNER OF SHARES OF OUR COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION FOR OUR FISCAL YEAR ENDED SEPTEMBER 30, 2004.  WRITTEN REQUESTS SHOULD BE MAILED TO THE SECRETARY, GARDENBURGER, INC., 15615 ALTON PARKWAY, SUITE 350, IRVINE, CALIFORNIA 92618.

By Order of the Board of Directors:

	By:	/s/ Scott C. Wallace
Scott C. Wallace
Dated: March 14, 2005		Chairman, President and Chief Executive Officer

You are cordially invited to attend the
Annual Meeting of Shareholders of

GARDENBURGER, INC.

To be held

Thursday, April 14, 2005

10:00 a.m. Pacific Standard Time,

DoubleTree Hotel

90 Pacifica Avenue

Irvine, California 92618

DETACH IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Proxy Solicited on Behalf of the Board of Directors
for the 2005 Annual Meeting of Shareholders

The undersigned hereby appoints Scott C. Wallace and Robert T. Trebing, Jr. as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Gardenburger, Inc. to be held on April 14, 2005, at 10:00 a.m. Pacific Standard Time and any adjournments thereof, with all the powers that the undersigned would possess if personally present.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

(Continued and to be signed on reverse side)

GARDENBURGER, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

DETACH IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark
votes as in
this example

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS BELOW, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed below and FOR Proposal 2.

		FOR	WITHHELD

1.	Election of Directors	☐	☐
(Check only one box)

NOMINEES:  Charles E. Bergeron, Alexander P. Coleman, Barry E. Krantz,

Richard L. Mazer, Scott C. Wallace, Paul F. Wenner

☐
For all nominees except as written above

2.	To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm.

	FOR	AGAINST
	☐	☐

In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of the 2005 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

SIGNATURE(S)	DATE	, 2005

NOTE:  Please sign exactly as name appears above.  Joint owners each should sign.  Fiduciaries should add their full title to their signature.  Corporations should sign in full corporate name by an authorized officer.  Partnerships should sign in partnership name by an authorized person.

You are cordially invited to attend the

Annual Meeting of Shareholders of

GARDENBURGER, INC.

To be held

Thursday, April 14, 2005

10:00 a.m. Pacific Standard Time,

DoubleTree Hotel

90 Pacifica Avenue

Irvine, California 92618

TO THE HOLDERS OF SERIES C AND SERIES D CONVERTIBLE
PREFERRED STOCK

Proxy Solicited on Behalf of the Board of Directors
for the 2005 Annual Meeting of Shareholders

The undersigned hereby appoints Scott C. Wallace and Robert T. Trebing, Jr. as proxies, each with power to act alone and with full power of substitution, to vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Gardenburger, Inc. to be held on April 14, 2005, at 10:00 a.m. Pacific Standard Time and any adjournments thereof, with all the powers that the undersigned would possess if personally present.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY TO:

Robert T. Trebing, Jr.

Gardenburger, Inc.

15615 Alton Parkway, Suite 350

Irvine, California 92618

☒	Please mark
votes as in
this example

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE ITEMS BELOW, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed below.

			FOR	WITHHELD

1.	Election of Directors		☐	☐
(Check only one box)

NOMINEES: Charles E. Bergeron, Alexander P. Coleman, Barry E. Krantz,
Richard L. Mazer, Scott C. Wallace, Paul F. Wenner

☐
For all nominees except as written above

2.	To ratify the appointment of Haskell & White LLP as our independent registered public accounting firm.

	FOR	AGAINST
	☐	☐

In their discretion, the Proxies are authorized to consider and act upon any other matter which may properly come before the meeting or any adjournment thereof.

The undersigned acknowledges receipt of the 2005 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

SIGNATURE(S)		DATE	, 2005

NUMBER OF SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK

HELD:	HELD BY:

NUMBER OF SHARES OF SERIES D CONVERTIBLE PREFERRED STOCK

HELD:	HELD BY:

NOTE:  Please sign exactly as name appears above.  Joint owners each should sign.  Fiduciaries should add their full title to their signature.  Corporations should sign in full corporate name by an authorized officer.  Partnerships should sign in partnership name by an authorized person.